Worthington Enterprises Declares Quarterly Dividend;

Brant Standridge Joins Board of Directors

COLUMBUS, OHIO (March 25, 2025) – The Worthington Enterprises Inc. (NYSE: WOR) Board of Directors today declared a quarterly dividend of $0.17 per share. The dividend is payable on June 27, 2025, to shareholders of record on June 13, 2025. The Company has paid a quarterly dividend since its initial public offering in 1968.

The Board of Directors also appointed Brant Standridge as its newest member effective immediately. Standridge is senior executive vice president, Huntington National Bank, and president of its Consumer and Regional banking operations. In this role, he is responsible for Huntington’s personal, private and business banking portfolio, including branch banking, business banking, community development, consumer finance, customer solution center, digital enterprise marketing, enterprise brand, insurance, multicultural banking, regional banking and wealth management.

John Blystone, chairman of the board, Worthington Enterprises, said, “We are pleased to welcome Brant to the Worthington Enterprises board. He has had an impressive career. His insights into consumer behavior and trends and extensive M&A experience will be extremely valuable as we continue to grow the Company and create value for shareholders.”

Worthington Enterprises, a designer and manufacturer of market-leading brands that help enable people to live safer, healthier and more expressive lives, will hold its quarterly earnings conference call tomorrow, March 26 at 8:30 a.m. ET. The Company will discuss its fiscal third quarter results, which will be released today after the market closes.

Please click here to register for tomorrow's live audio webcast or visit IR.worthingtonenterprises.com. For those unable to listen live, a replay will be available in the Investors section of the Company’s website approximately two hours after the completion of the call and will be archived for one year.

LIVE CONFERENCE CALL DETAILS

Date: Wednesday, March 26, 2025

Webcast Link: https://events.q4inc.com/attendee/272579697

Starting Time: 8:30 a.m. ET

Conference ID: 1777337

Domestic Participants: 888-330-3567

About Worthington Enterprises

Worthington Enterprises (NYSE: WOR) is a designer and manufacturer of market-leading brands that help enable people to live safer, healthier and more expressive lives. The Company operates with two primary business segments: Building Products and Consumer Products. The Building Products segment includes cooking, heating, cooling and water solutions, architectural and acoustical grid ceilings and metal framing and accessories. The Consumer Products segment provides solutions for the tools, outdoor living and celebrations categories. Product brands within the Worthington Enterprises portfolio include Balloon Time®, Bernzomatic®, Coleman® (propane cylinders), CoMet®, Garden-Weasel®, General®, HALO™, Hawkeye™, Level5 Tools®, Mag Torch®, NEXI™, Pactool International®, PowerCore™, Ragasco®, Well-X-Trol® and XLite™, among others. The Company also serves the growing global hydrogen ecosystem via a joint venture focused on on-board fueling systems and gas containment solutions.

Headquartered in Columbus, Ohio, Worthington Enterprises and its joint ventures employ approximately 6,000 people throughout North America and Europe.

Founded in 1955 as Worthington Industries, Worthington Enterprises follows a people-first Philosophy with earning money for its shareholders as its first corporate goal. Worthington Enterprises achieves this outcome by empowering its employees to innovate, thrive and grow with leading brands in attractive markets that improve everyday life. The Company engages deeply with local communities where it has operations through volunteer efforts and The Worthington Companies Foundation, participates actively in workforce development programs and reports annually on its corporate citizenship and sustainability efforts. For more information, visit worthingtonenterprises.com.

Forward-Looking Statements

Statements by Worthington Enterprises that are not limited to historical information constitute “forward-looking statements” under federal securities laws. Forward-looking statements are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from those expected by Worthington Enterprises. Readers should evaluate forward-looking statements in the context of such risks, uncertainties and other factors, many of which are described in Worthington Enterprises’ filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements are qualified by the cautionary statements included in Worthington Enterprises’ SEC filings and other public communications. This press release speaks only as of the date hereof. Worthington Enterprises does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

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